UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 11, 2016

ENER-CORE, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-173040	45-0525350
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9400 Toledo Way
Irvine, California 92618

(Address of principal executive offices) (Zip Code)

(949) 616-3300

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Stock Purchase Agreement

On April 11, 2016, Ener-Core, Inc. (the “Company”) entered into a stock purchase agreement dated April 11, 2016 (the “Purchase Agreement”), pursuant to which it issued to an accredited investor (the “Investor”) an aggregate of 696,056 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (“Common Stock”), in exchange for aggregate gross proceeds of approximately $3.0 million (the “Private Placement”).

The Purchase Agreement contains representations, warranties and covenants of the Investor and the Company that are typical for transactions of this type. The Purchase Agreement prohibits the Investor from engaging in (or causing any person to engage in) any short sales or similar transactions with respect to the Common Stock from the date of the Purchase Agreement ending on the 45th day following the closing date of the Private Placement.

The Shares issued to the Investor were not registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state, and were offered and will be sold in reliance on the exemption from registration under the Securities Act provided by Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D promulgated thereunder. The Investor was an accredited investor (as defined in Rule 501 of Regulation D under the Securities Act) at the time of the Private Placement.

The form of Purchase Agreement is attached as Exhibits 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Item 3.02	Unregistered Sale of Equity Securities.

Private Placement

As described in Item 1.01 above, on April 11, 2016, the Company entered into a Purchase Agreement with a certain accredited investor, as defined in Rule 501 of Regulation D under the Securities Act, pursuant to which the Company issued and sold in the Private Placement an aggregate of 696,056 shares of Common Stock at a purchase price of $4.31 per share. The Company received net proceeds from this offering of approximately $2,970,000, after the deduction of estimated offering expenses.

The offer and sale of the securities is being made to a limited number of accredited investors in reliance upon exemptions from the registration requirements pursuant to Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder. There was no general solicitation or advertising with respect to the Private Placement and the purchaser provided written representations of an intent to acquire the securities for investment only and not with a view to or for sale in connection with any distribution of the securities.

Additional information regarding the Private Placement is incorporated herein by reference to “Item 1.01. Entry into a Material Definitive Agreement” of this Current Report on Form 8-K.

Item 8.01

On April 12, 2016, the Company issued a press release regarding entry into a definitive agreement with the Investor in the Private Placement, which is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Form of Stock Purchase Agreement, dated April 11, 2016, by and among Ener-Core, Inc. and the certain investor set forth therein
99.1	Press Release dated April 12, 2016

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENER-CORE, Inc.
Dated: April 12, 2016
	By:	/s/ Domonic J. Carney
Domonic J. Carney
Chief Financial Officer

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EXHIBIT INDEX

Exhibit Number	Description
10.1	Form of Stock Purchase Agreement, dated April 11, 2016, by and among Ener-Core, Inc. and the certain investor set forth therein
99.1	Press Release dated April 12, 2016

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